Exhibit 99.1

LASALLE HOTEL PROPERTIES ANNOUNCES CONTRACT TO ACQUIRE WESTIN COPLEY PLACE

803-Room Full-Service Hotel Located In Downtown Boston

BETHESDA, MD, August 16, 2005 — LaSalle Hotel Properties (NYSE: LHO) today announced that it signed an agreement to acquire the Westin Copley Place in Boston, Massachusetts for approximately $318 million before expenses. The acquisition is expected to close in the third quarter. The Company currently intends to assume a $210 million first mortgage on the property, issue to one of the current owners approximately $59 million in preferred units that will have a coupon rate of 7.25% and fund the balance with proceeds from the Company’s senior unsecured credit facility. The contract to acquire the Westin Copley Place is subject to certain restructuring events by the current owners and customary closing requirements and conditions.

The AAA Four Diamond urban full-service hotel has 803 well-appointed guestrooms that feature sweeping views of the city and Westin’s signature Heavenly Bed and Heavenly Bath. The Westin Copley Place also contains over 47,000 square feet of meeting and function space. The hotel is located in downtown Boston’s Back Bay neighborhood within two blocks of the Hynes Convention Center and less than five miles from Boston’s Logan International Airport.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 22 upscale and luxury full-service hotels, totaling approximately 6,800 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including, Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s plans and ability to assume debt, issue securities, obtain financing and close certain property acquisitions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks and downturns in general and local economic conditions, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com

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